Annex A
Directors and Executive Officers of GE Aerospace
The following tables set forth certain information with respect to the directors and executive officers of General Electric Company, operating as GE Aerospace (“GE Aerospace”). To the best of GE Aerospace’s knowledge, none of the directors or executive officers named below beneficially owns any Class A Common Stock of BETA Technologies, Inc. Directors of GE Aerospace who are also executive officers of GE Aerospace are indicated by an asterisk. Except as indicated below, the business address of each executive officer and director of GE Aerospace is 1 Neumann Way, Evendale, OH, 45215.
Directors of GE Aerospace
Name	Present Principal Occupation or Employment	Citizenship
H. Lawrence Culp, Jr.	Chairman and CEO, GE Aerospace Evendale, OH	United States
Thomas Horton	Partner, Global Infrastructure Partners New York, NY	United States
Isabella Goren	Former Chief Financial Officer, American Airlines and AMR Corporation Fort Worth, TX	United States
Stephen Angel	President and CEO, CSX Corp. Jacksonville, FL	United States
Catherine Lesjak	Former Chief Financial Officer, HP Palo Alto, CA	Canada
Sébastien Bazin	Chairman and CEO AccorHotels Paris, France	France
Margaret Billson	Former President and CEO, BBA Aviation, plc’s Global Engine Services Division London, England	United States
Thomas Enders	Former CEO, Airbus SE Blagnac, France	Germany
Edward Garden	Chairman and CEO, Garden Investments New York, NY	United States, Canada and Ireland
Darren McDew	Retired Four-Star General, United States Air Force, and Former Commander of U.S. Transportation Command Scott Air Force Base, Illinois	United States

Executive Officers of GE Aerospace
Name	Present Principal Occupation or Employment	Citizenship
H. Lawrence Culp, Jr.	Chairman of the Board & Chief Executive Officer	United States
Rahul Ghai	Senior Vice President & Chief Financial Officer	United States
Mohamed Ali	Senior Vice President & Chief Technology & Operations Officer	United States and Egypt
Christian Meisner	Senior Vice President & Chief Human Resources Officer	United States
John R. Phillips III	Senior Vice President, General Counsel & Secretary	United States
Russell Stokes	Senior Vice President & CEO, Commercial Engines & Services	United States
Amy Gowder	Senior Vice President & CEO, Defense & Systems	United States
Ricardo Procacci	Senior Vice President & CEO, Propulsion & Additive Technologies	Italy
Robert Giglietti	Vice President, Chief Accounting Officer, Controller and Treasurer	United States